EXHIBIT 10.28
CORPORATE FINANCE
DEPARTMENT

                                                        April 24, 1998

Mr. Anthony Chan
President and CEO
American Champion Entertainment, Inc.
26203 Production Ave., Suite 5
Hayward, CA  94545

Dear Mr. Chan:

        This is to confirm our understanding that American Champion Entertainment, Inc. (the "Company") engaged JW Charles Securities, Inc. ("JWC") beginning on or about April 24, 1998, to act as finder, on the terms and conditions set forth below (the "Agreement"), in connection with the sale of up to $3.0 million of the Company's securities (the "Securities") to certain investors.

        1. The Company hereby confirms the appointment of JWC to act as finder in connection with the Company's proposed sale of the Securities. The placement and all sales of the Securities shall be made directly by the Company to the purchasers pursuant to agreements entered into by the purchasers and the Company.

        2. As compensation for JWC's services hereunder, the Company will pay to JWC a cash fee equal to seven percent (7%) of the aggregate purchase price of the Securities purchased by or through any investor or intermediary identified to the Company by JWC in Addendum A hereto (a "JWC Purchaser"), which Addendum may be revised from time to time during the term of this Agreement, less the amount of any finder's fee payable by the Company to such intermediaries in connection with the sale of the Securities. The Company shall pay each cash fee owed to JWC hereunder upon the closing of the transaction with a JWC Purchaser for which the cash fee is earned, and it shall and hereby does authorize the escrow agent for each such transaction to deduct from the aggregate purchase price of the Securities purchased by a JWC Purchaser the entire amount of all cash fees so owed and to pay that amount directly to JWC upon the closing of the transaction. The Company shall also cause the escrow agreement to require for the breaking of escrow with respect to a JWC Purchaser the consent of JWC, which consent shall not be unreasonably withheld and whose consent shall be on its own behalf and in its own interest only, and not on behalf of or as representative or agent for any purchaser or other party.

        In addition, upon the closing of the transaction contemplated herein, the Company shall issue to JWC through escrow a warrant entitling JWC or its designees to purchase 75,000 shares (less the amount of such rights issuable to intermediaries identified in Addendum A), subject to broadbased anti-dilutive adjustment, of the Company's common stock at a price per share equal to one hundred fifteen percent (115%) of the closing market price per such share on the date of such transaction, subject to broadbased anti-dilutive adjustment (the "Warrant"). The Company agrees to grant to holders of the Warrant the same registration rights with respect to the common shares underlying the Warrant as the Company grants to purchasers of the Securities. The expense of filings with respect to such rights shall be borne by the Company. The Warrant shall be exercisable immediately, shall provide for unlimited "piggyback" registration rights and shall expire 3 years from the date of its issuance. The form of the Warrant shall be subject to JWC's final review and approval, which shall not be unreasonably delayed or withheld.

All information, whether oral or written, given by JWC to the Company in connection with this Agreement, including but not limited to the identities of sources and prospects that JWC may introduce, is intended solely for the benefit and use of the Company in considering the introduction or transaction to which it relates, and the Company agrees that no person or entity other than the Company shall be entitled to make use of any information of JWC to be given hereunder, and no such information shall be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company in communications with third parties at any time, in any manner or for any purpose, nor may the Company make any public reference to JWC or use JWC's name in any annual report or any other report or release of the Company without JWC's prior written consent, except that the Company may, without JWC's further consent, disclose this Agreement (but not information provided to the Company by JWC) in the Company's filings with the Securities and Exchange Commission, if such disclosure is required by law.

        3.      The Company agrees with JWC that:

                (a) The Company will furnish JWC with such information, including financial statements, with respect to the business, operations, assets and liabilities of the Company as JWC may reasonably request for use in
connection with its services as a finder hereunder.   JWC may rely upon the
accuracy and completeness of all such information without independent verification.

                (b) The Company will be solely responsible for the contents of the disclosure materials and all other written and oral communications provided to any actual or prospective purchaser of the Securities with the approval of the Company, and the Company represents and warrants that the disclosure materials and such other communications will not, as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company authorizes JWC to deliver the disclosure materials and such other communications to prospective purchasers of the Securities on behalf of the Company; provided, however, that by making any such delivery, JWC shall not be deemed to have verified or warranted the accuracy or completeness thereof or to have assumed any responsibility therefore, and JWC shall be entitled to disclaim any such implication.

                (c) The Company has been and will continue to be represented by responsible legal counsel of its own choice, capable in particular of giving experienced and competent advice concerning the laws, rules and regulations administered by the U.S. Securities and Exchange Commission, and of opining to the effect that the Company has complied and will continue to comply with all requirements promulgated pursuant to the Securities Act of 1933, as amended (the "Act"), and related state and federal laws.

                (d) The Company will take any action JWC may request from time to time to ensure that the offer and sale of the Securities fully complies with the Act and all applicable laws.

                (e) Prior to the closing of the sale of the Securities and the breaking of escrow, the Company shall provide to JWC, at its corporate headquarters (located at 980 North Federal Highway, Suite 310, Boca Raton, FL 33432, attention: Richard Dunton, Vice President -- Investment Banking) the following materials:

                (i) a list identifying all JWC Purchasers, and the amounts so purchased;

                (ii) two copies of all documents exchanged and agreements by and between the Company and such JWC Purchasers;

                (iii) an acknowledgment substantially in the form attached hereto as Addendum B, signed by JWC Purchaser, unless such signed acknowledgment was earlier received by JWC

                (iv) the form of the Warrant proposed to be issued pursuant to paragraph 2 hereof.

        4. JWC and the Company hereby acknowledge that JWC is an independent contractor acting only as a finder for the purpose of making introductions to the Company of persons who may be interested in purchasing the Securities as contemplated by this Agreement. The Company further acknowledges that JWC does not and will not make, and that the Company shall not have the benefit of, any warranties, either express or implied, with respect to the character, propriety or financial ability of any person or entity that JWC may introduce, or with respect to any transaction contemplated hereunder. The Company agrees that JWC shall have no responsibility to perform any due diligence with respect to any introduction or transaction contemplated hereunder, and that the conduct of all such due diligence shall be entirely the Company's responsibility. It is expressly understood that, if the Company shall request financial advisory services from JWC that extend beyond its limited activities as a finder, such as providing a "fairness opinion" or performing independent investigation, then additional compensation will become due and payable to JWC for amounts to be negotiated prior to the performance of such services. Nothing herein shall be construed to obligate JWC to make a market in the Company's securities or to produce research reports or make recommendations concerning the Company's securities for dissemination to public investors or any other prospective purchasers of the Company's securities or to any other third parties.

        5. If, in connection with the services or matters that are the subject of this Agreement, any "Indemnified Person" (as hereafter defined) becomes involved in any capacity in any lawsuit, claim or other proceeding, the Company shall immediately reimburse such Indemnified Person for all legal and other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend and defending such lawsuit, claim or other proceeding. The Company also agrees to indemnify such Indemnified Person from and hold it harmless against all losses, claims, damages, liabilities and expenses to which such Indemnified Person may become subject
(i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any disclosure materials or any other written or oral communication provided to any actual or prospective purchaser of the Securities by the Company or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) arising in any manner out of or in connection with the services or matters which are the subject of this Agreement, including, without limitation, the offer and sale of the Securities; provided, however, that the Company shall not be liable under clause (ii) of this subparagraph in respect of any loss, claim, damage, liability or expense to the extent that it is finally judicially determined by a court of competent jurisdiction that such loss, claim, damage or liability resulted directly from the gross negligence or intentional misconduct of JWC in the performance of its services hereunder.

       The Company agrees that the indemnification and reimbursement
commitments set forth in this paragraph 5:   (A) shall apply whether or not any
Indemnified Person is a formal party to any such lawsuit, claim or other proceeding and that such Indemnified Person is entitled to retain separate counsel of its choice in connection with any of the matters to which such commitments relate; (B) are in addition to any liability that the Company may otherwise have to any Indemnified Person; and (C) shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the parties and all Indemnified Persons. The Company agrees that, unless a final judicial determination is made to the effect specified in the proviso to clause (ii) in the preceding subparagraph, then any settlement of a lawsuit, claim or other proceeding against the Company arising out of the transactions contemplated by this agreement which is entered into by the Company shall include a release for the benefit of all Indemnified Persons from the party bringing such lawsuit, claim or other proceeding, which release shall be subject to the advance approval of JWC.
The Company further agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company in connection with JWC's engagement hereunder, except for such losses, claims, damages and liabilities incurred by the Company that are finally judicially determined by a court of competent jurisdiction to have resulted directly from the gross negligence or intentional misconduct of such Indemnified Person. For purposes of this Agreement, the term "Indemnified Person" shall mean each of JWC and any controlling person, affiliate, director, officer, employee or agent of JWC.

        The Company and JWC agree that if indemnification or reimbursement sought pursuant to this paragraph 5 is finally judicially determined by a court of competent jurisdiction to be unavailable, then, the Company and JWC is the Indemnified Person, the Company and JWC shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on one hand, and JWC on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company, on the one hand, and JWC on the other, as well as any other equitable considerations; provided, however, that in no event shall the amount to be so contributed by JWC exceed the amount of the fee actually received by JWC hereunder.

        6. JWC will not have any rights or obligations in connection with the placement of the Securities contemplated by this Agreement except as
expressly provided in this Agreement.   In no event shall JWC be obligated to
purchase the Securities for its own account. The Company shall have no obligation to sell any Securities, to any JWC Purchaser or otherwise.

        7. The term of JWC's appointment and authorization hereunder shall extend from the date hereof through July 31, 1998. The provisions of paragraphs 2, 4, 5, 8 and this paragraph 7 shall survive any termination of this Agreement. If during a period of twelve (12) months following such termination, the Company sells any of the Securities or other securities of the same or a similar class as the Securities through a placement to purchasers which were introduced to the Company by JWC in its capacity as finder hereunder, then the Company shall pay to JWC upon the completion of such a sale a fee equal to the fee equal to the fee which would have been payable to JWC pursuant to paragraph 2 if the sale occurred during the term of JWC's appointment and authorization hereunder.

        8. The Company represents that there is no other person or entity that is entitled to a finder's fee, other than intermediaries identified in Addendum A that may be so entitled, or any type of brokerage commission in connection with the transactions with JWC Purchasers contemplated by this Agreement as a result of any agreement or understanding with it, and the Company further agrees not to enter into such agreement or understanding during the term of JWC's engagement hereunder.

        9. This Agreement may be executed in any number of counterparts by the parties hereto in separate counterparts (with a telecopied facsimile of a party's signature being sufficient to bind such party), and each of which counterparts when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        10. This Agreement shall be construed according to the laws of the State of Florida and subject to the exclusive jurisdiction of the courts of said state, without application of the principles of conflicts of laws. The expenses of the non-breaching party in connection with any litigation undertaken to enforce or remedy a breach of this agreement, including reasonable attorney's fees, shall be borne by the breaching party.

        If the foregoing correctly sets forth the entire understanding and agreement between JWC and the Company, please so indicate by signing in the space provided for that purpose below.

                                           Very truly yours,

                                           JW CHARLES SECURITIES, INC.
                                           By:     /s/ Richard D. Dunton
                                           Name:   Richard D. Dunton
                                           Title:  VP - Corporate Finance Group


Agreed and accepted this 24th day
of April, 1998.


AMERICAN CHAMPION ENTERTAINMENT, INC.
By:     /s/ Anthony K. Chan
Name:   Anthony K. Chan
Title:  President & CEO


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